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                                                                    EXHIBIT 99.1

                             NATIONAL-OILWELL, INC.
                                5555 San Felipe
                              Houston, Texas 77056

           Proxy for Special Meeting of Stockholders August 28, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL-OILWELL, INC. ("NATIONAL-OILWELL"). The undersigned hereby appoints Steven W. Krablin and Paul M. Nation, or either of them, with full power of substitution, the proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of National-Oilwell (the "National-Oilwell Meeting") to be held on August 28, 1997, and any adjournment or postponement thereof, to vote the shares of stock that the undersigned would be entitled to vote if personally present as indicated below and to represent and vote such shares of the undersigned on any other matters properly brought before the National-Oilwell Meeting, all as set forth in the July 30, 1997 Joint Proxy Statement/Prospectus and any supplements thereto.

   The Board of Directors recommends that you vote FOR each of the proposals described below.
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  1.     Approval of the Combination Agreement dated as of May 14, 1997, as amended, between National-Oilwell and Dreco Energy Services Ltd. ("Dreco") and the transactions contemplated thereby.

       FOR  [ ]                    AGAINST  [ ]                   ABSTAIN  [ ]
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  2.     Approval and adoption of a recapitalization plan, pursuant to which
         National-Oilwell's Amended and Restated Certificate of Incorporation will be amended and restated to increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000 and to authorize a class of Special Voting Stock consisting of one share.

       FOR  [ ]                    AGAINST  [ ]                   ABSTAIN  [ ]
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     The shares of stock of the undersigned will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, such shares will be voted "FOR" Proposals 1 and 2 . If any other matters should properly come before the National-Oilwell Meeting, such shares will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the related Joint Proxy
Statement/Prospectus, which more particularly describes the matters referred to herein.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
                                                                      Dated 1997

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                                                           Signature

                                               ---------------------------------
                                                   Signature if held jointly

  PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND PROMPTLY RETURN IT USING THE
                               ENCLOSED ENVELOPE.